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                                                                    EXHIBIT 10.9

                              CASTLE ROCK FACILITY

                                      LEASE

     THIS LEASE is made this September 22, 1998, by and between WAYNE C BONGARD ("Landlord"), and EMPAK, INC. ("Tenant").

     Landlord and Tenant, intending to be legally bound, hereby covenant and agree as follows:

                                   Article 1.
                                    Premises

     Landlord does hereby lease, demise, and let unto Tenant, and Tenant does hereby hire and take from Landlord, upon the terms and conditions set forth herein (the "Lease"), certain land having as its principal address 702 Santa Fe Boulevard, Castle Rock, Colorado, situated in Douglas County (the "Land"), subject to all easements and rights-of-way of record, together with all structures thereon and all appurtenances thereto (the "Improvements"), all of which Land and Improvements are hereinafter referred to as the Premises.

     Upon the Commencement Date hereof, the Land will consist of two (2) parcels, legally described on Exhibit A attached hereto and incorporated herein by reference. The parties intend to replat existing Parcels I and 2 into one parcel. The parties agree that the new legal description be and the same is hereby incorporated herein by reference, upon the said replatting, and no formal act or amendment shall be required for said purpose. The parties agree that the act of replatting said Parcels I and 2 shall have no effect whatsoever upon the rights and obligations of the parties as set forth herein.

                                   Article 2.
                                      Term

     The term of the Lease shall commence on September 22, 1998 (the "Commencement Date") and terminate on September 30, 2005 (the "Term") unless sooner terminated as provided herein.

                                   Article 3.
                                      Rent

     Tenant shall pay to Landlord as monthly "Base Rent" during the Term an amount equal to Twenty-five Thousand Dollars ($25,000.00) but in no event less than one hundred fifty percent (150%) of the amount of the monthly debt service due and payable by Landlord on financing secured by a first lien against the Premises and/or and such additional financing as may be secured from time to time to improve the Premises. Debt service shall include all costs associated with procuring such financing. If there is no financing or the amount of the financing is reduced to a level such that the Base Rent is materially below market rent, then the Base Rent shall, at Landlord's option, be increased to reflect the
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then-current market rental rates. If Landlord and Tenant are unable to agree upon said rental amount, the rental amount shall be determined by a qualified appraiser. The costs of the appraiser's services shall be divided equally between Landlord and Tenant.

     The Base Rent shall be payable in advance, on or before the first (1st) day of each and every month, commencing on the Commencement Date, and continuing during, the Term. Prior to the Commencement Date, Landlord shall deliver to tenant notice of the initial amount of Base Rent, and thereafter Landlord shall deliver notice of any change(s) in the Base Rent payments resulting from changes in Landlord's debt service obligations.

                                   Article 4.
                                    Net Lease

          4.1. It is the intention and purpose of the parties hereto that the Lease shall be a "Net Lease" to Landlord. All costs and expenses of whatever character or kind, general and special, ordinary and extraordinary, foreseeable or unforeseeable, and of every kind and nature whatsoever that may be necessary in or about the operation of the Premises, including all hazard and liability insurance, taxes, special assessments, utilities, maintenance, and repairs, except as otherwise expressly provided herein, shall be paid by Tenant as "Additional Rent" hereunder.

          4.2. Except as otherwise expressly provided herein, Tenant covenants and agrees that if at any time it fails to pay any amount required by the Lease, or to obtain, pay for, maintain, or deliver any of the insurance policies herein provided for, or fails to make any other payment or perform any other act required to be made or performed by the Tenant, then Landlord, without notice to or demand upon Tenant, without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, and without any obligation to do so, may effect any such insurance coverage and pay premiums therefor and may make any other payment or perform any other act on the part of Tenant to be made and performed as provided in this Lease, in such manner and to such extent as Landlord may deem desirable. In exercising such right to pay necessary and incidental costs and expenses, all sums so paid by Landlord and all necessary and incidental costs and expenses in connection with performance of any such act by Landlord, together with interest thereon at a rate of eight percent (8%) per annum from the date of making of such expenditure by Landlord, shall be payable to Landlord as Additional Rent, and except as otherwise provided for in this Lease, shall be payable on demand, or at the option of Landlord, may be added to any monthly rental then due or thereafter becoming due under the Lease. Tenant covenants to pay any such sum or sums with interest as aforesaid and Landlord shall have (in addition to any right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of default by Tenant in payment of rent.


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                                   Article 5.
                              Taxes and Assesments

          5.1 Tenant shall pay, as Additional Rent hereunder, before any fine, penalty, interest, or costs may be added thereto for the nonpayment thereof, all real estate taxes and installments of special assessments payable during the Term of this Lease which shall during the Term be laid, assessed, levied, or imposed upon, or shall become payable as a lien upon the premises or any part thereof ("Impositions").

          5.2 Tenant shall have the right to contest or appeal any Imposition in Tenant's or Landlord's name, at Tenant's sole cost and expense. If nonpayment of the Imposition creates a lien upon the Premises, Landlord may, at his or its option, request Tenant to deposit with it an amount equal to one hundred twenty-five percent (125%) of the contested and unpaid Imposition. Such amount shall be returned to Tenant upon the successful appeal of the Imposition or upon payment of said Imposition. Tenant shall give Landlord written notice of Tenant's intention to contest or appeal any Imposition at least twenty (20) days prior to the delinquency thereof. Tenant shall hold Landlord harmless against all loss, cost, expense, attorneys' fees, or damages resulting from such contest or appeal.

          5.3 Tenant shall pay directly to the appropriate governmental authorities, as Additional Rent hereunder, before any fine, penalty, interest, or costs may be added thereto for the nonpayment thereof, any tax or excise imposed or assessed on rent, on any leasehold interest, on any right of occupancy, on any investment of Tenant in the Premises, on any personal property of any kind owned, installed, or used by Tenant, including Tenant's leasehold improvements, on any privilege tax, sales tax, gross proceeds tax, etc., however described, by any federal, state, county or municipal governmental authority or any subdivision thereof or other governmental authority. Tenant shall not be required to pay any federal or state or local income tax for which Landlord may become liable during the Initial Term or any Option Term of the Lease.

                                   Article 6.
                                    Utilities

     Tenant shall directly pay or cause to be paid, as Additional Rent hereunder, all charges for sewer and water services, gas, electricity, light, heat, air conditioning, power, telephone, or other services or utility used, rendered, or supplied upon or in connection with the Premises (the "Utilities") during the Term hereof, Tenant shall contract for the Utilities in Tenant's own name and shall hold Landlord harmless from any liability or expense for any such charge. Upon Landlord's request, Tenant shall furnish to Landlord paid statements, invoices, or cancelled checks evidencing the payment of all obligations undertaken by Tenant hereunder.


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                                   Article 7.
                      Repairs, Maintenance and Alterations

          7.1 Tenant shall, during the Term of this Lease and at Tenant's expense, keep the Premises and appurtenances and every part thereof in good order, condition, and repair, including, without limitation, the sidewalks, entrances, passages, courts, vestibules, stairways, corridors, halls, elevators, air conditioning equipment, heating equipment, water system, toilet facilities, and all other machinery and equipment in the Improvements. Except as herein provided, Tenant shall make all repairs to the exterior of the Improvements, shall make all structural repairs, and shall keep and maintain all landscaped areas in a neat, orderly, and trim condition at its expense. If Tenant does not keep and maintain the Premises as herein provided, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord, as Additional Rent, the cost thereof forthwith upon being billed for the same. All damage or injury to the Premises and to its fixtures, appurtenances, and equipment caused by Tenant moving property in or out of the Premises or by installation, removal of furniture, fixtures, equipment, or other property by Tenant, its agents, contractors, servants, or employees, or resulting from any other cause of any other kind or nature whatsoever due to carelessness, omission, neglect, improper conduct, or other causes of Tenant, its servants, employees, agents, visitors, or licensees, shall be repaired, restored, or replaced promptly by Tenant at its sole cost and expense to the satisfaction of Landlord. If Tenant fails to make such repairs, restorations, or replacements, the same may be made by Landlord and the same shall be at the expense of Tenant and collectible as Additional Rent or otherwise, and shall be paid by Tenant to Landlord within five (5) days after rendition of a bill or statement therefor.

          7.2 Except as otherwise provided herein, no improvements, alterations, or replacements shall be made to the Premises or any portion thereof without the prior written consent of Landlord.

          7.3 Tenant shall not suffer or permit any statements of mechanic's liens to be filed against the Premises or any part thereof by reason of work, labor, services, or materials supplied or claimed to have been supplied to Tenant or anyone holding the Premises or any part thereof through or under Tenant. If any such statement of mechanic's lien shall at any time be filed against the Premises, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of actual notice to Tenant of filing the same. If Tenant shall fail to discharge such mechanic's lien within such period or fail to deposit an amount equal to one hundred twenty-five percent (125%) of the amount claimed with the court within such period, then in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or by giving security or in such other manner as is, or may be, prescribed by law. Any amount paid by Landlord for any of the aforesaid purposes and all other reasonable expenses of Landlord, including reasonable attorneys' fees, in or about procuring the discharge of such lien, with all necessary disbursements in connection therewith, with interest thereon at the rate of eight percent (8%) per annum from the date of payment, shall be repaid by Tenant to Landlord on demand, and if unpaid may be treated as Additional Rent. Nothing herein


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     contained shall imply any consent or agreement on the part of Landlord to subject Landlord's estate to liability under any mechanic's lien law.

                                   Article 8.
                                    Insurance

          8.1 Tenant shall pay, as Additional Rent hereunder, and at Tenant's sole cost and expense, keep the Premises, including all buildings, improvements, furniture, and equipment on, in, or appurtenant thereto at the commencement of the Term and thereafter erected thereon or therein, including all alterations, rebuildings, replacements, changes, additions, and improvements, fully insured for the mutual benefit of Landlord and Tenant, as their interests may appear, as named insureds: (a) against loss or damage by fire, and (b) against those perils included from time-to-time in the standard form of extended coverage insurance endorsement, including but without limiting the generality or the foregoing, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke damage, and such other coverage as may be deemed necessary by Landlord, provided that such additional coverage is obtainable.

          8.2 All policies of insurance relating to fire and extended coverage shall provide that the proceeds thereof shall be payable to Landlord, and if Landlord requires, shall also be payable to the holder of any mortgage now or hereafter becoming a lien on the fee of the Premises, or any part thereof, as the interest of such holder appears, pursuant to a standard mortgagee clause. All such policies of insurance shall provide that any loss shall be payable to Landlord notwithstanding any act or omission of Tenant which might otherwise result in a forfeiture or reduction of said insurance.

          8.3 Tenant shall also pay, as Additional Rent hereunder, and at Tenants sole cost and expense, but for the mutual benefit of Landlord and Tenant, as named insureds, maintain during the Term of the Lease: (a) general public liability insurance against claims for personal injury, death, or property damage occurring upon, in or about the Premises, and on, in, or about the adjoining lands, streets, and passageways, such insurance to afford protection to the limit of not less than $1,000,000.00 In respect to injury or death to a single person, and to the limit of not less than $2,000,000.00 in respect to any one (1) accident and to the limit of not less than $500,000.00 in respect to any property damage, (b) steam boiler insurance an all steam boilers, pressure boilers, or other such apparatus as Landlord may deem necessary to be covered by such insurance and in such amount or amounts as Landlord may from time-to-time reasonably require.

          8.4 All policies of insurance shall be written in companies satisfactory to Landlord, and shall be written in such form and shall be distributed by such agencies as shall be reasonably acceptable to Landlord. Such policies shall be delivered to Landlord endorsed "premium paid" by the company or agency issuing the same or accompanied by another evidence satisfactory to Landlord that the premiums thereon have been paid, not less than ten (10) days prior to the expiration of any then current policy.


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          8.5 Landlord agrees that such policy or policies may contain a waiver of subrogation clause as to Tenant. Provided the aforesaid fire and extended coverage insurance is in full force and effect and remains so, Landlord waives, releases, and discharges Tenant from all claims or demands whatsoever which Landlord may have or acquire in the future arising out of damage to or destruction of the Premises by fire or extended coverage risk, whether such claim or demand may arise because of the negligence of Tenant, its agents, or employees or otherwise, and Landlord agrees to look only to the insurance coverage in the event of such loss.

          8.6 Tenant shall insure the contents of the Improvements owned by Tenant, for the benefit of Tenant, against loss or damage by fire, windstorm, or other casualty for such amount as Tenant may desire, and Tenant agrees that such policies shall contain a waiver of subrogation clause as to Landlord. Tenant waives, releases, and discharges Landlord from all claims or demands whatsoever which Tenant may have or acquire by reason of fire or extended coverage risk, whether such claim or demand may arise because of the negligence of Landlord, its agents or employees or otherwise, and Tenant agrees to look to insurance coverage only in the event of such loss.

          8.7 The insurance requirements otherwise set forth in this Article 8 notwithstanding, if any mortgagee of the Premises or other lender of Landlord requires insurance coverages or limits in addition to or inconsistent with the foregoing, Landlord shall so notify Tenant and Tenant shall modify the insurance coverages and/or limits to conform with said mortgagee's or lender's requirements so long as said requirements are not materially different from the typical requirements of mortgagees and lenders for similar properties and similar credit risks.

                                   Article 9.
                                 Quiet Enjoyment

     Landlord represents and warrants that: (a) it is the lawful owner or the Premises, (b) that it has the full right and power to make the Lease, (c) that if and so long as Tenant shall not be in default hereunder, Tenant shall quietly hold, occupy, and enjoy the Premises during all of the Term.

                                   Article 10.
                               Destruction by Fire

          10.1 Subject to the provisions of Article 10.4 and to the availability of insurance proceeds, if the Improvements, or any portion thereof, are damaged or destroyed by fire or other casualty, however or by whomever caused, Landlord shall repair, rebuild, and restore the same with due diligence and dispatch (subject to the approval of the holders of any mortgages on the Property) so that the Improvements will be restored to at least the same good order and condition as existed prior to damage or destruction. If more than fifty percent (50%) of the Premises is damaged or destroyed by fire or other casualty, Landlord shall have the option, in its sole discretion, to decline to rebuild the Premises. If Landlord so declines, this Lease shall terminate as of the date of such damage or destruction. If


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     Landlord elects to repair the Premises, and if such damage in the reasonable opinion of the Landlord renders the entire Premises unfit for Tenant's normal business purposes, and Tenant by reason thereof discontinues business in the Premises, Base Rent shall be abated for a period during which no part of the Premises is fit for such business purposes and during which time Tenant discontinues business. If such damage renders only part of the Premises unfit for Tenant's normal business purposes, Base Rent shall be apportioned on a square foot of Premises area basis and the proportion thereof applicable to each part of the Premises upon which Tenant discontinues its business operations shall be abated for the period during which such part is not fit for Tenant's normal business purposes and during which Tenant discontinues such business operations.

          10.2 Tenant will repair and replace all improvements and betterments placed upon the Premises by it, and such repair and replacement shall be made at its own expense and not at the expense of Landlord.

          10.3 If Landlord and Tenant cannot mutually agree on whether the Premises is fit for Tenant's normal business purposes, such question shall be submitted to arbitration as provided in Article 12 hereof.

          10.4 If the Premises, or any part thereof, is damaged or destroyed by the willful or negligent conduct of Tenant or its agents, employees, or independent contractors, Tenant shall promptly repair such damage or replace such improvement so destroyed; provided that if such damage or destruction is caused by negligence and is or would be covered by the insurance required to be procured and maintained by the terms of Article 8 then, to the extent that the cost of repairing or replacing such damage or destruction does not exceed the amounts of such insurance, Tenant shall be relieved from such obligation to repair or replace. Base Rent and Additional Rent shall not be abated as a result or willful conduct of Tenant or its agents, employees, or independent contractors which result in or cause damage or destruction.

                                   Article 11.
                                  Condemnation

          11.1 If during the Term of The Lease the entire Premises shall be taken as a result of the power of eminent domain, condemnation proceedings, or other like proceedings (the "Proceedings"), the Lease and all right, title, and interest of Tenant hereunder shall cease and come to an end on the date of taking of possession pursuant to the Proceedings. Landlord shall be entitled to and shall receive the total award made in the Proceedings, Tenant hereby assigns any interest in any such award to Landlord.

          11.2 If during the Term less than the entire Premises, but fifty percent (50%) or more of the Improvements (calculated by the number of square feet of floor space) or fifty percent (50%) or more of the Land shall be taken by the Proceedings, the Lease shall, upon taking of possession pursuant to


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     the Proceedings, terminate as to the portion of the Land and Improvements so taken, and Tenant may terminate the Lease as to the remainder of the Premises. Such termination as to the remainder of the Premises shall be effected by a notice to Landlord in writing given not more than sixty (60) days after the date of taking of possession pursuant to such Proceedings, and shall specify a date not more than sixty (60) days after the giving of such notice as the date of such termination. Upon the date specified in such notice, the Term and all right, title, and interest of Tenant hereunder shall cease and come to an end. If Tenant elects not to terminate the Lease, the Lease shall continue in full force and effect, but the Base Rent shall be reduced pro rata in accordance with the percentage of value of the Premises so taken compared with the total value of the Premises immediately prior to said taking. Nothing herein contained shall affect Tenant's obligation to pay in full the Additional Rent. Landlord shall, however, at Landlord's sole cost and expense, restore that portion of the Premises not so taken to a complete architectural unit for the use and occupancy of Tenant. The Lease shall continue in full force and effect, but the Base Rent shall be reduced pro rata as aforesaid. If the parties cannot agree on the pro rata reduction of the Base rent after said taking, or on the allocation of any award made in the Proceedings, as above set forth, Landlord and Tenant shall submit the question to arbitration as provided in
     Article 12 hereof

                                   Article 12.
                                   Arbitration

          In cases in which a dispute arises under the Lease, the same shall be settled by arbitration in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered maybe entered in any court having Jurisdiction thereof. Any such arbitration shall be had before a panel of three (3) arbitrators (unless Landlord or Tenant agree to one (1) arbitrator) designated by the American Arbitration Association in accordance with the rules of such association, and the decision of the majority or such arbitrators shall be binding upon the parties. The arbitrators designated and acting under the Lease shall make their award in strict conformity with such rules and shall have no power to depart from or change any of the provisions thereof. Each party to the arbitration shall pay one-half (1/2) of the costs thereof. All arbitration proceedings hereunder shall be conducted in Denver, Colorado, or such other location as mutually agreed upon by Landlord and Tenant.

                                   Article 13.
                            Assignment and Subletting

     Tenant shall not assign or transfer any of its rights under the Lease or sublease any part of the Premises (an "Assignment") without prior written consent from Landlord. No such Assignment shall relieve Tenant from any of its obligations contained in the Lease, nor shall any Assignment be effective unless the assignee shall, at the time of such Assignment, assume in writing all the terms, covenants, and conditions of the Lease to be performed thereafter by Tenant and shall agree in writing to be bound thereby. Tenant agrees to pay on behalf of Landlord any and all costs of Landlord, including


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reasonable attorneys' fees occasioned by each Assignment. Consent by Landlord to any Assignment shall not be a waiver of Landlord's rights as to a subsequent Assignment.

                                   Article 14.
                               Defaults of Lessee

          14.1 If during the Term of the Lease: (a) Tenant shall make an assignment for the benefit of creditors; or (b) Tenant shall file a voluntary petition under the Bankruptcy Code of the United States or any state statute similar thereto, or Tenant be adjudged insolvent or a bankrupt pursuant to an involuntary petition; or (c) a receiver or trustee be appointed for the property of Tenant by reason of insolvency of Tenant; or (d) any department of the state or federal government, or any officer thereof duly authorized, shall take possession of the business or property of Tenant by reason of the insolvency of the Tenant; or (e) Tenant continues in possession without the appointment of a receiver or trustee under Chapter 11 of the Bankruptcy Code; or (f) Tenant is the subject of any petition or proceeding related to relief from creditors, the Lease shall, upon the happening of any of said contingencies and at Landlord's sole option, be terminated and the same shall expire as fully and completely as if the day of the happening of such contingency were the date herein specifically fixed for the expiration of the Term and Tenant will then quit and surrender the Premises, but Tenant shall remain liable as hereinafter provided.

          14.2 If during the Term Tenant shall default in fulfilling any of the covenants of the Lease (other than the covenants for the payment of Base Rent or Additional Rent), Landlord may give Tenant notice of any default or of the happening of any contingency referred to in this paragraph, and if at the expiration of thirty (30) days after the service of such notice the default or contingency upon which said notice was based shall continue to exist, or in the case of a default or contingency which cannot with due diligence be cured within a period of thirty (30) days, if Tenant fails to proceed promptly after the service of such notice and with all due diligence to cure the same and thereafter to prosecute the curing of such default with all due diligence, Landlord, at its option, may terminate the Lease, and upon such termination, Tenant will quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

          14.3 If Tenant shall default in the payment of the Base Rent expressly reserved hereunder, or any part of the same, and such default shall continue for ten ( 10) days after notice thereof by Landlord, or such default in the payment of any item of Additional Rent to be paid by Tenant hereunder, or any part of the same, and such default shall continue for thirty (30) days after notice thereof by Landlord, or if the Lease shall expire as provided in paragraphs 14.1 or 14.2 of this Article, Landlord or Landlord's agents and servants may immediately or at any time thereafter re-enter the Premises and remove all persons and any or all property therefrom, either by summary dispossession proceedings or by any suitable action or proceedings at law or by force or otherwise and repossess and enjoy said Premises, together with all additions, alterations, and improvements, without re-entry and repossession working a forfeiture or waiver of the rents to be paid and the covenants to be performed by Tenant during the


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     Term hereof. Upon the expiration of the Term of this Lease by reason of any of the events described in paragraphs 14.1 or 14.2, or in the event of termination of the Lease by summary dispossession proceedings or under any provision of law now or hereafter in force by reason or based upon or arising out of a default under or a breach of the Lease on the part of Tenant (except; where such breach or default is determined by a court of competent jurisdiction to be justified because of Landlord's acts or omissions), or upon Landlord recovering possession of the Premises in the manner or in any of the circumstances described, whether with or without legal proceedings, by reason of or based upon or arising out of a default under or a breach of the Lease on the part of Tenant, Landlord may, at its option, at any time and from time-to-time, relet the Premises, or any part thereof, for the account of Tenant or otherwise, and receive and collect the rents therefor, applying the same first to the payment of such expenses as Landlord may have incurred in recovering possession of the Premises, including legal expenses and attorneys' fees, and for putting the same into good order or condition or preparing or altering the same for the rental and all other expenses, commissions, and charges paid, assumed, or incurred by Landlord in reletting, the Premises and then to the fulfillment of the covenants of Tenant hereunder. Any such reletting herein provided for may be for the remainder or the Term of the Lease as originally granted or for a longer or shorter period. In any such case or whether or not the Premises, or any part thereof, is relet, Tenant shall pay to Landlord the Base Rent and the Additional Rent required to be paid by tenant up to the time of such termination of the Lease, as the case may be, and thereafter, except in a case where liability of Tenant as hereinafter provided arises by reason of any of the contingencies referred to in paragraph 14.1 hereof, Tenant covenants and agrees, if required by Landlord, to pay to Landlord until the end of the Term of the Lease the equivalent of the amount of all the Base Rent and Additional Rent reserved herein less the net proceeds of reletting, if any. Landlord shall have the election, in place and stead of holding Tenant so liable, forthwith to recover against Tenant, as damages for loss of the bargain and not as penalty, an aggregate sum which at the time of such termination of the Lease for such recovery of possession of the Premises by Landlord, as the case may be, represents the then present worth of the excess, if any, of the aggregate of the Base Rent and Additional Rent payable by Tenant hereunder that would have accrued over the balance of the Term, over the aggregate rental value of the Premises for the balance of such Term.

          14.4 The specified remedies to which Landlord may resort under the terms of the Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provision of the Lease. The failure of Landlord to insist in any one or more cases upon the strict performance or any of the covenants of the Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of such covenant or option. A receipt by Landlord of Base Rent or Additional Rent, including payment of Base Rent or Additional Rent by Tenant's receiver, trustee in bankruptcy, creditor, or assignee, with knowledge of breach of any covenant herein (other than the payment of Base Rent or Additional Rent) shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. Notwithstanding any other provisions in this Lease, Tenant shall not be deemed to have waived any rights that may be available pursuant to


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

     Colorado unlawful detainer, eviction, ejectment or similar laws. In addition to other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction for the violation or attempted or threatened violation of the covenants, conditions, or provisions of the Lease.

                                   Article 15.
                                 Attorneys Fees

     If it is necessary for Landlord to retain the services of an attorney at law to enforce any of the terms, covenants, or provisions hereof, or to collect any sums due hereunder, Tenant shall pay to Landlord upon demand, as Additional Rent hereunder, the cost of such services.

                                   Article 16.
                      Removal of Improvements and Fixtures

     Any improvements or fixtures installed by Tenant in the Improvements or on the Land, whether used solely in Tenant's business or whether usable in the improvements without regard to such business or otherwise, shall become the property of Landlord upon the termination of the Lease, except that Tenant may remove such items that are not integral to the construction or use of the Premises, so long as Tenant repairs any damage caused by any such removal.

                                   Article 17.
                      Condition of Premises at Termination

     At the termination of the Lease by lapse of time or otherwise, Tenant shall return the Premises in as good a condition as when Tenant took possession, ordinary wear and tear excepted and condemnation, damage, or destruction as described in Articles 10 and 11 herein.

                                   Article 18.
                                  Holding Over

     In the absence of any written agreement to the contrary, if Tenant should continue to occupy the Premises following the expiration or the Term of the Lease, Tenant shall so remain as a tenant from month to month and all provisions of the Lease applicable to such tenancy shall remain in full force and effect. During such tenancy, the same Base Rent and the same terms and conditions as prevailed during the last month of the Term demised shall prevail. In any such event, Tenant shall be liable to Landlord for damages which Landlord may incur as a result of such holding over, including but not limited to, damages incurred because of loss of a prospective successor tenant. If Tenant is a hold-over tenant and if Tenant continues to occupy the Premises following the termination of such holdover (by a proper notice as to such month-to-month tenancy), then the foregoing provisions of this Article shall apply in the same manner as when Tenant continued in occupancy following the expiration of the Term of the Lease.

                                   Article 19.
                                 Use of Premises

     The Premises shall be used only for the operation of a plastic injection molding facility and related and ancillary uses and/or such other lawful use(s) as agreed upon by Landlord, which agreement will not be unreasonably withheld. Tenant shall not use or occupy the Premises or knowingly permit the Premises to be used or occupied contrary to any statute, rule, order, ordinance, requirement, or regulation applicable thereto or in any manner which would violate any certificate of occupancy affecting the same, or which would cause structural injury to the Premises or cause the value or usefulness of the Premises or any part thereof to substantially diminish (reasonable wear and tear excepted) or which would constitute a public or private nuisance or waste. Tenant shall promptly upon discovery or any such use, take all necessary steps to compel the discontinuance of such use.

                                   Article 20.
                                     Permits

     Tenant shall maintain in force and effect all permits, licenses, and similar authorizations to use the Premises for the aforesaid purposes required by any governmental authority having jurisdiction over the use thereof. Tenant's failure to maintain such permits, licenses, and similar authorizations shall not relieve Tenant from the performance of its obligations and covenants hereunder (except obligations and covenants as may be prohibited by law), nor from the obligations to pay Base Rent or Additional Rent, as set forth herein. Tenant shall, at Landlord's request, Join with Landlord in executing, acknowledging, and delivering any and all petitions, consents, subordinations, plats, or easement deeds that may be required for the installation of any utilities, public improvements, roads, water lines, sewer lines, storm drainage facilities, subdivision, rezoning, special use, platting, or other similar development of the Premises, which do not affect Tenant's use of the Premises during the Term.

                                   Article 21.
                               Compliance with Law

     Tenant, at its sole expense, shall promptly comply with all laws, ordinances, and requirements of federal, state, county, and municipal authorities relating to Tenant's use and occupation of the Premises, and with any lawful order or direction of any public officer relating to Tenant's use and occupation of the Premises during the Term of the Lease. Nothing herein contained, however, shall prohibit Tenant from appealing from or contesting the validity or legality of such laws, ordinances, requirements, orders, or directions and, notwithstanding the foregoing provisions of this Article, Tenant shall not be deemed to be in default hereunder so long as Tenant diligently prosecutes such appeal or contest.

                                   Article 22.
                          Landlord's Access to Premises

          22.1 Tenant shall permit Landlord and the authorized representatives of Landlord to enter the Premises at all times during usual business hours for the purpose or inspecting the same and making any necessary repairs to comply with any laws, ordinances, rules, regulations, or requirements of any public authority or of the Board of Fire Underwriters or any similar board. Nothing herein shall imply any duty upon the part of Landlord to do any such work which, under any provision of the Lease, Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord may, during the progress of any work in the Premises, reasonably keep and store upon the Premises all necessary materials, tools, and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant by reason of making repairs or the performance of any work in the Premises, or on account of bringing materials, supplies, and equipment onto or through the Premises during the course thereof, and the obligations thereof

          22.2 Landlord is hereby given the right during usual business hours to enter the Premises and to exhibit the same for the purpose of sale. During the final six (6) months of the Term hereof Landlord shall be entitled to display on the Premises in such manner as not to unreasonably interfere with Tenant's business. Tenant agrees that the usual "For Sale" or "To Let" signs may remain unmolested upon the Premises and Landlord may exhibit said Premises to prospective tenants during such period.

                                   Article 23.
                                    Indemnity

     Tenant shall indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management of or from any work or thing whatsoever done in, on, or about the Premises, and will further indemnify and save Landlord harmless against and from any and all claims arising during the Term of the Lease from any condition of the Premises or any street, curb, sidewalk adjoining the Premises, or of any passageways or spaces therein or appurtenant thereto, or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of the Lease, or arising from any act of negligence of Tenant, or any of its agents, contractors, servants, employees, or licensees, or arising from any accident, injury, or damage whatsoever caused to any person, firm, or corporation occurring during the Term of the Lease, in or about the Premises, or upon or under the sidewalks and the land adjacent thereto, and from and against all costs, reasonable attorneys' fees, expenses, and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist or defend such action or proceeding by counsel reasonably satisfactory to Landlord.

                                   Article 24.
                              Estoppel Certificate

     Tenant shall, at any time and from time-to-time, upon not less than twenty
(20) days' prior notice by Landlord, execute, acknowledge, and deliver to Landlord a statement in writing certifying that the Lease is unmodified and in full force and effect (or if there shall have been modifications that the Lease is in full force and effect as modified and stating the modifications) and the dates to which the Base Rent and Additional Rent have been paid in advance, if any, and stating whether or not (to the best knowledge of Tenant) Landlord is in default in the performance of any covenant, agreement, or condition contained in the Lease and, if so, specifying each such default of which Tenant may have knowledge, it being intended that any such statement delivered pursuant to this Article shall be in a form approved by and may be relied upon by any prospective assignee of Landlord's interest in the Lease or any mortgagee of the Premises or any assignee of any mortgage upon the Premises.

                                   Article 25.
                                  Subordination

     The Lease shall, at Landlord's election, be subject and subordinate to the terms and conditions of all mortgages and deeds or trust which may now or hereafter encumber the Premises, and to all renewals, modifications, consolidations, replacements, and extensions of such mortgages and deeds of trust, provided that the mortgagee or other lender executes and delivers to Tenant a "nondisturbance agreement" stating that so long as Tenant is not in material default, the tenancy shall not be disturbed and the terms of this Lease shall be honored irrespective or remedial action taken against Landlord. In confirmation of such subordination, Tenant shall promptly execute any certificate of subordination or other such documents which Landlord or its mortgagees or other lenders may request, which documentation shall also include the foregoing nondisturbance provisions.

                                   Article 26.
                                      Signs

     Upon prior written approval by Landlord of design and construction, which approval shall not be unreasonably withheld, Tenant may erect such signs upon the Premises as it may deem desirable, as long as said signs do not exceed in weight the safe carrying capacity or any bearing structure or violate the laws of the state or ordinances of the municipality in which the Premises is situated.

                                  Article 27.
                                     Notices

     Any notice or election herein requested or permitted to be given or served by either party hereto upon the other, shall be deemed given or served in accordance with the provisions of the Lease if delivered to either party hereto and receipt is obtained therefor, or if mailed in a sealed wrapper by

United States registered or certified mail, postage prepaid, properly addressed to such other party at the address hereinafter specified. Unless and until changed by notice as herein provided, notices and communications shall be addressed as follows:

                  If to Landlord:   Wayne Bongard
                                    EMPAK, INC.
                                    4405 ArrowsWest Drive
                                    Colorado Springs, Colorado 80907-3445

                  If to Tenant:     EMPAK, INC.
                                    4405 ArrowsWest Drive
                                    Colorado Springs, Colorado 80907-3445
                                    Attention: Chief Executive Officer

     Each such mailed notice or communication shall be deemed to have been given to, or served upon the party to which addressed, on the date the same is deposited In the United States registered or certified mail, postage prepaid, properly addressed in the manner above provided. Each such delivered notice or communication shall be deemed to have been given to, or served upon, the party to whom delivered, upon delivery thereof in the manner above provided. Either party may change the address to which mailed notice is to be sent by giving to the other party hereto not less than thirty (30) days' advance written notice thereof. All payments of Base Rent or Additional Rent hereunder shall be made to Landlord at the address above designated, or as may be hereafter designated.

                                   Article 28.
                                  Miscellaneous

          28.1 Entire Agreement. The Lease contains the entire agreement between the parties, and there are no other terms, obligations, covenants, representations, statements, or conditions, oral or otherwise, of any kind whatsoever. Any agreement hereafter made shall be ineffective to change, modify, discharge, or effect an abandonment of the Lease in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge, or abandonment is sought.

          28.2 Release of Landlord. If Landlord sells or otherwise transfers all of its interest in the Premises, Landlord shall, without further action by any party, be released and discharged from any further obligation or duty under the Lease, and no claim or demand upon Landlord shall thereafter be made by Tenant arising out of any obligation or duty of Landlord hereunder. Upon request by Landlord, Tenant shall execute an attornment agreement with Landlord's transferee in form satisfactory to such transferee.

          28.3 Severability. If any term, condition, or provision of the Lease or the application thereof to any person or circumstance shall, to any extent, be held to be invalid or unenforceable, the remainder thereof and the application of such terms, provisions, and conditions to persons or circumstances other than those as to whom it shall be held invalid or unenforceable shall not be affected thereby, and the Lease and all the terms, provisions, and conditions hereof shall, in all other respects, continue to be effective and to be complied with to the full extent permitted by law.

          28.4 Short Form Lease. At the request of either party hereto, a short form lease shall be prepared in form and substance reasonably satisfactory to each of the parties and shall be executed by each of the parties in duplicate, such lease to be filed for record in Douglas County, Colorado.

          28.5 Heading. The headings incorporated in the Lease are for convenience in reference only and are not a part of the Lease and do not in any way limit or add to the terms and provisions hereof

          28.6 Binding Effect. All of the covenants, conditions, and agreements herein contained shall extend to, be binding upon, and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns.

   IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.

                                        LANDLORD:

                                         /s/ Wayne C. Bongard
                                        ------------------------------------
                                        Wayne C. Bongard



                                        TENANT:
                                        Empak, Inc.



                                        By:  /s/ Wayne C. Bongard
                                            ------------------------------------
                                               Its:  President
                                                    ----------------------------

                                   EXHIBIT A
                                to that certain
                                     Lease
                                 by and between
                           WAYNE C. BONGARD, Landlord
                                      and
                              EMPAK, INC., Tenant

Legal Description of the Property:

          Parcel 1:
          Lot 1, Block 1, Citadel Station Filing No. 1, according to the recorded plat thereof, County of Douglas, State of Colorado; and

          Parcel 2:
          Lot 2, Block 1, Citadel Station Filing No. 1, according to the recorded plat thereof, County of Douglas, State of Colorado.


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